EXHIBIT 10.16

[FARO TECHNOLOGIES LETTERHEAD]

Raymond Munkelwitz
Brown & Sharpe
200 Frechtown Road
North Kingston, RI

SUBJECT: OEM CONTRACT (1) YEAR EXTENSION

Dear Mr. Munkelwitz:

Per section 8.1 of the FARO OEM Purchase Agreement signed on March 12, 1999 between FARO Technologies and Brown & Sharpe there is a stipulation requiring mutual written agreement prior to renewal of the agreement for a (1) year term.

This Document serves as FARO Technologies written agreement to extend the FARO OEM Purchase Agreement for a (1) year term starting March 12, 2000. Per our discussion the only changes will be minor adjustments of Appendix A1 and the Accessories Price List (attached) to reflect changes made to FARO Technologies list prices.

Please sign in the space provided below to confirm Brown & Sharpe's agreement to a (1) year extension of the OEM Agreement.

FARO TECHNOLOGIES, INC.

BY: /s/ GREG FRASER                                   DATE: March 8, 2000
-------------------                                   -------------------
    Greg Fraser
    Executive Vice President, Sales & Marketing


BROWN & SHARPE MANUFACTURING COMPANY

BY:/s/ [ILLEGIBLE]                                    DATE: March 11, 2000
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attachment: appendix A1, FARO accessories price list